EXHIBIT 15.2

[Letterhead of Global Law Office]

April 24, 2013

To: CNinsure Inc.

22/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Organizational Structure” in CNinsure Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012, which will be filed with the Securities and Exchange Commission in April 2013.

Yours faithfully,

/s/ Global Law Office
Global Law Office